EXHIBIT 23.3

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the incorporation by reference in this Registration Statement on Form S-3, including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”) of Arcosa, Inc. (the “Company”), of information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) relating to our report dated February 24, 2023 setting forth certain mineral reserves and mineral resources information for the Company’s natural aggregate and specialty materials properties including setting forth the estimates of the Company’s mineral reserves and mineral resources, and references to our firm in the form and context in which they appear in the Annual Report. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

JOHN T. BOYD COMPANY

By:	/s/ John T. Boyd II
John T. Boyd II
President and CEO

December 15, 2023